EXHIBIT “1”

WATERSIDE CAPITAL CORPORATION

Balance Sheets

June 30, 2019 and 2018

	June 30, 2019	June 30, 2018
ASSETS
Cash	$8,993	$4,624
TOTAL ASSETS	$8,993	$4,624

LIABILITIES & EQUITY
Liabilities
Current Liabilitites
Accounts Payable	$7,308	$6,595
Convertible Note Payable - Roran, net of debt discount	161,838	63,055
Accrued Interest Payable	23,042	163,261
Judgment Payable	-	10,427,300
Total Current Liabilities	192,188	10,660,211

Total Liabilities	192,188	10,660,211

Equity
Common Stock, $1.00 par value, 10,000,000 authorized, 1,915,548 shares issued and outstanding	1,915,548	1,915,548
Additional Paid-In Capital	15,586,480	15,539,813
Accumulated Deficit	(17,685,223)	(28,110,948)
Total Equity	(183,195)	(10,655,587)
TOTAL LIABILITIES & EQUITY	$8,993	$4,624

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

Statements of Operations

For the years ended June 30, 2019 and 2018

	June 30
	2019	2018
Expense
Administrative Expenses	$66,344	$101,309
Interest expense	92,185	39,542
Total Expense	158,529	140,851

Net Loss from Operations	(158,529)	(140,851)

Gain on Extinguishment of Debt	10,584,254	$-

Net Income (Loss)	$10,425,725	$(140,851)

Weighted Average Number of Common Shares Outstanding- Basic and Diluted	1,915,548	1,915,548
Net Income (Loss) Per Share- Basic and Diluted	$5.44	$(0.07)

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

Statements of Stockholders’ Deficit

For the years ended June 30, 2019 and 2018

	Common Stock		Additional
	($1 Par Value)		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
Balance at June 30, 2017	1,915,548	$1,915,548	$15,479,680	$(27,970,097)	$(10,574,869)

Beneficial conversion feature	-	-	60,133	-	60,133

Net loss for the period	-	-	-	(140,851)	(140,851)

Balance at June 30, 2018	1,915,548	1,915,548	15,539,813	(28,110,948)	(10,655,587)

Beneficial conversion feature	-	-	46,667	-	46,667

Net Income for the period	-	-	-	10,425,725	10,425,725

Balance at June 30, 2019	1,915,548	$1,915,548	$15,586,480	$(17,685,223)	$(183,195)

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

Statements of Cash Flows

For the years ended June 30, 2019 and 2018

	2019	2018

Cash Flow from Operating Activities
Net income (loss)	$10,425,725	$(140,851)
Adjustments to reconcile Net income (loss) to net cash used in operations:
Amortization of interest	75,450	23,850
Gain on Extinguishment of Debt	(10,584,254)	-
Changes in assets and liabilities
Accounts Payable	713	6,595
Accrued Interest Payable	16,735	15,692
Net cash used by operating activities	(65,631)	(94,714)

Cash flow from Financing Activities
Proceeds from convertible note payable	70,000	99,338
Net cash provided by financing activities	70,000	99,338

Net cash increase for period	4,369	4,624
Cash at beginning of period	4,624	-
Cash at end of period	$8,993	$4,624

Supplemental disclosure of non-cash financing activity

Intrinsic value of embedded beneficial conversion feature on convertible note payable	$46,667	$-

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

BALANCE SHEETS

As of June 30, 2019 and December 31, 2019 (Unaudited)

	June 30, 2019	December 31, 2019
		(unaudited)
ASSETS
Cash	$8,993	$10,333
TOTAL ASSETS	$8,993	$10,333

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	$7,308	$11,100
Convertible Note Payable - Roran, net of debt discount	161,838	190,768
Accrued Interest Payable	23,042	34,013
Total Current Liabilities	192,188	235,881

Total Liabilities	192,188	235,881

Equity
Common Stock $1.00 par value, 10,000,000 authorized, 1,915,548 shares issued and outstanding	1,915,548	1,915,548
Additional Paid-In Capital	15,586,480	15,606,480
Accumulated Deficit	(17,685,223)	(17,747,575)
Total Equity	(183,195)	(225,547)
TOTAL LIABILITIES & EQUITY	$8,993	$10,333

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

WATERSIDE CAPITAL CORPORATION

STATEMENTS OF OPERATIONS

For the Three and Six Months Ended December 31, 2019 and 2018

(Unaudited)

	Three Months Periods Ended December 31,		Six Months Periods Ended December 31,
	2019	2018	2019	2018

Expense
Administrative Expenses	$19,655	$21,876	$32,452	$30,100
Interest expense	7,239	28,412	29,900	49,577
Total Expense	26,895	50,288	62,352	79,677

Net Loss from Operations	$(26,895)	$(50,288)	$(62,352)	$(79,677)

Net Loss	$(26,895)	$(50,288)	$(62,352)	$(79,677)

Weighted Average Number of Common Shares Outstanding- Basic and Diluted	1,915,548	1,915,548	1,915,548	1,915,548
Net Loss Per Share- Basic and Diluted	$(0.01)	$(0.03)	$(0.03)	$(0.04)

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

WATERSIDE CAPITAL CORPORATION

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three and Six Months Ended December 31, 2019 and 2018

(Unaudited)

	Common Stock
	($1 Par Value)		Additional
		Par	Paid-In	Accumulated
	Shares	Value	Capital	Deficit	Total

Balance at June 30, 2019	1,915,548	$1,915,548	$15,586,480	$(17,685,223)	$(183,195)
Beneficial conversion feature	-	-	10,000	-	10,000
Net Loss for the period	-	-	-	(35,457)	(35,457)
Balance at September 30, 2019	1,915,548	$1,915,548	$15,596,480	$(17,720,680)	$(208,652)

Beneficial conversion feature	-	-	10,000	-	10,000
Net Loss for the period	-	-	-	(26,895)	(26,895)
Balance at December 31, 2019	1,915,548	$1,915,548	$15,606,480	$(17,747,575)	$(225,547)

Balance at June 30, 2018	1,915,548	$1,915,548	$15,539,813	$(28,110,948)	$(10,655,587)
Beneficial conversion feature	-	-	16,667	-	16,667
Net Loss for the period	-	-	-	(29,388)	(29,388)
Balance at September 30, 2018	1,915,548	$1,915,548	$15,556,480	$(28,140,336)	$(10,668,308)

Beneficial conversion feature	-	-	10,000	-	10,000
Net Loss for the period	-	-	-	(50,289)	(50,289)
Balance at December 31, 2018	1,915,548	$1,915,548	$15,566,480	$(28,190,625)	$(10,708,597)

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

WATERSIDE CAPITAL CORPORATION

STATEMENTS OF CASH FLOWS

For the Six Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018
OPERATING ACTIVITIES
Net loss	$(62,352)	$(79,677)
Adjustments to reconcile Net loss to net cash used in operations:
Debt discount	18,930	37,433
Accounts payable	3,792	(3,750)
Accrued interest payable	10,970	12,144
Net cash used in Operating Activities	(28,659)	(33,850)

FINANCING ACTIVITIES
Proceeds from convertible Note payable - from Roran Capital	30,000	40,000
Net cash provided by Financing Activities	30,000	40,000
Net cash increase for period	1,341	6,150
Cash at beginning of period	8,993	4,624
Cash at end of period	$10,333	$10,774

Supplemental Non-cash Investing and Financing Activities

Intrinsic value of embedded beneficial conversion option on convertible note payable	$20,000	$26,667

See the accompanying Notes, which are an integral part of these unaudited Financial Statements